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                                                                    EXHIBIT 99.2


News Release                                 (CCA LOGO)



Contact:   Karin Demler, Investor Relations, 615-263-3005


              CORRECTIONS CORPORATION OF AMERICA AFFIRMS GUIDANCE;
                   PROPOSES SENIOR CREDIT FACILITY AMENDMENTS

NASHVILLE, Tenn. - July 24, 2003 - Corrections Corporation of America (NYSE:
CXW) (the "Company") today announced it expects to meet the second quarter and full year 2003 guidance it previously announced on May 8, 2003.

The Company also announced it is seeking certain amendments to its senior secured credit facility from its lenders to provide: (1) a $125.0 million revolving credit facility (increased from $75.0 million) which includes a $75.0 million subfacility for letters of credit (increased from $50.0 million) that expires on March 31, 2006, and (2) a $250.0 million term loan with a term expiring March 31, 2008. There are currently $515.3 million principal amount of loans outstanding under the credit facility. The amended senior secured credit facility will be secured by liens on a substantial portion of the Company's tangible and intangible assets (inclusive of the Company's domestic subsidiaries), and pledges of all of the capital stock of the Company's domestic subsidiaries. The loans and other obligations under the facility will also be guaranteed by each of the Company's domestic subsidiaries and secured by a pledge of up to 65% of the capital stock of the Company's foreign subsidiaries. In addition, the Company anticipates amending the senior secured credit facility to provide modest improvement in interest rate pricing and, with respect to covenants, greater flexibility for, among other matters, incurring unsecured indebtedness, capital expenditures and permitted acquisitions. The effectiveness of the amendments is subject to requisite consent of the lenders and prepayment of approximately $265.0 million under the existing term loan.

ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. The Company currently operates 59 facilities, including 38 company-owned facilities, with a total design capacity of approximately 59,000 beds in 20 states and the District of Columbia.

The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.


                                     -More-




10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000


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FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of new prison facilities and the renewal of existing contracts; and (iii) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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